<BTB>
EXHIBIT 99B7

INVESTING ACTIVITY                             U S WEST MEDIA GROUP

                                    Quarter Ended
                          September    June     March
                             30,        30,       31,        YTD
In millions                 1997       1997      1997       Total
-------------------------------------------------------------------
Cash (used for)
  investing activities
Cable & broadband
  Domestic invest.(1)<F1>  $  (295)    $ (300)   $  (261)   $  (856)
  International invest.       (277)        (9)       (12)      (298)
Wireless
  Domestic invest.            (113)      (123)      (141)      (377)
  International invest.         -          -         (34)       (34)
Directory & Other              (12)        (6)       (16)       (34)
Asset sales(2)<F2>             320        419        206        945
                         ------------------------------------------
      Total                $  (377)    $  (19)    $ (258)   $  (654)
                         ==========================================

<BTB>
Valuation of Investments
 Publicly Traded
                                                  Price
                                                per share   Total
                                     # of Shs     as of     Value
                                    (thousands)  10/23/97 (millions)
                                     ---------  ---------  ---------
 Telewest (TWSTY)                      37,875    $ 13.00    $ 492.4
 Teleport (TCGI)                        9,946      48.88      486.2
 Home Shopping Network (HSNI)             220      44.56        9.8

<F1>

(1) Excludes $1,150 paid to Continental shareholders in first quarter 1997.
<F2>
(2) Excludes Minnesota cable systems.


                                      13